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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): August 31, 2002



                      Arrhythmia Research Technology, Inc.
               (Exact name of issuer as specified in its charter)

           Delaware                      1-9731                72-0925679
(State or other jurisdiction of        (Commission          (I.R.S. Employer
 incorporation or organization)        File Number)      Identification Number)

                                25 Sawyer Passway
                               Fitchburg, MA 01420
              (Address of principal executive offices and zip code)

                                 (978) 345-5000
              (Registrant's telephone number, including area code)


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Item 5.   Other Events

          On September 27, 2002 Arrhythmia Research Technology, Inc. (the "Company") issued a press release announcing that Vice President of Finance and Chief Financial Officer Richard A. Campbell resigned his position with the Company effective August 31, 2002, for personal reasons. The Company is proceeding diligently to fill the position of Chief Financial Officer. Pending the hiring of a new Chief Financial Officer, the Company's President, with the assistance of the Company's accounting staff and outside advisors, has assumed the Chief Financial Officer function.

          Forward looking statements made herein are based on current expectations of the Company that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. These statements are made under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. The factors that could cause actual results to differ materially include: the ability of the Company to engage a new Chief Financial Officer in a timely manner, interruptions or cancellations of existing contracts, impact of competitive products and pricing, product demand and market acceptance and risk, the presence of competitors with greater financial resources than the Company, product development and commercialization risks and an inability to arrange additional debt or equity financing.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          The press release of the registrant is attached as Exhibit 99.1 to this report.


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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 30th day of September, 2002.

                                        Arrhythmia Research Technology, Inc.

                                        /s/  James E. Rouse
                                        -------------------------------------
                                        President and Chief Operating Officer


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                                  Exhibit Index

Exhibit             Description

99.1                Press Release dated September 27, 2002